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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 1, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)
001-31987 (Commission File Number)	84-1477939 (IRS Employer Identification No.)
600 Grant Street, Suite 900, Denver, CO 80203 (Address of principal executive offices)	75062 (Zip Code)

Registrant's telephone number, including area code    303-383-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Financial Statements and Exhibits.

        On August 1, 2005, Affordable Residential Communities Inc. announced that its operating partnership, Affordable Residential Communities LP, plans to offer $70 million in senior exchangeable notes due 2025 to qualified institutional buyers in a private transaction.

        A copy of the press release relating to the announcement is furnished by attachment hereto as Exhibit 99.1.

        In connection with the offering of $70 million in senior exchangeable notes, attached hereto as Exhibit 99.2 is Affordable Residential Communities LP's consolidated financial statements as of June 30, 2005 and for the three and six month periods ended June 30, 2005 and 2004, and attached hereto as Exhibit 99.3 is Affordable Residential Communities LP's audited consolidated financial statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002.

Item 9.01 Financial Statements and Exhibits.

        Attached as exhibits hereto are

Exhibit Number	Description
99.1	Press Release dated August 1, 2005.
99.2	Affordable Residential Communities LP consolidated financial statements as of June 30, 2005 and for the three and six month periods ended June 30, 2005 and 2004.
99.3	Affordable Residential Communities LP audited consolidated financial statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFORDABLE RESIDENTIAL COMMUNITIES INC.
Date: August 1, 2005	/s/ Scott L. Gesell Scott L. Gesell Executive Vice President

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SIGNATURES